                                                 Registration No. 333-________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                iPrint.com, inc.
                    -----------------------------------------
             (Exact name of registrant as specified in its charter)


                   Delaware                             77-0436465
      -------------------------------        ----------------------------------
     (State or other jurisdiction           (I.R.S. employer identification no.)
     of incorporation or organization)

                               1450 Oddstad Drive
                             Redwood City, CA 94063
               ---------------------------------------------------
               (Address of principal executive offices) (Zip code)

                                iPrint.com, inc.
                             1997 STOCK OPTION PLAN,
                      2000 EMPLOYEE STOCK PURCHASE PLAN AND
                    2000 OUTSIDE DIRECTORS STOCK OPTION PLAN
                    ----------------------------------------

                            (Full title of the plan)

                               James P. McCormick
                      Chief Financial Officer and Secretary
                                iPrint.com, inc.
                               1450 Oddstad Drive
                             Redwood City, CA 94063
                     ---------------------------------------
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service: 650-298-8500

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended (the "Securities Act").


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
------------------------------------------------------------------------------------------------------------------------------

                                               CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------

                                                                        PROPOSED
                    TITLE OF                                             MAXIMUM         PROPOSED
                   SECURITIES                                           OFFERING          MAXIMUM             AMOUNT OF
                      TO BE                          AMOUNT TO BE       PRICE PER        AGGREGATE           REGISTRATION
                  REGISTERED1                         REGISTERED         SHARE2        OFFERING PRICE            FEE
-------------------------------------------------- ------------------ -------------- --------------------- -------------------
1997 Stock Option Plan
----------------------

Common Stock                                           2,105,771         $3.8285            $8,061,944.27       $2,128.35
                                                       1,172,777         $3.3750            $3,958,122.38       $1,044.94
Par Value $0.001

2000 Employee Stock Purchase Plan
---------------------------------

Common Stock                                             150,000         $2.8688              $430,320.00         $113.60
Par Value $0.001

2000 Outside Directors Stock Option Plan
----------------------------------------

Common Stock                                             180,000          $10.00            $1,800,000.00         $475.20
                                                         120,000         $3.3750              $405,000.00         $106.92
Par Value $0.001

TOTAL                                                  3,728,548                           $14,655,386.65       $3,869.01


--------
    1 Includes options and purchase rights, as the case may be, to acquire such Common Stock.

    2 The offering price is estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to the shares subject to outstanding but unexercised options, the price is computed on the basis of the average exercise price for the options outstanding under the applicable plan. As to the shares available for grant under the 1997 Stock Option Plan and the 2000 Outside Directors Stock Option Plan, the price is based upon the average of the high and low prices of the Common Stock on August 29, 2000 as reported on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"). The 2000 Employee Stock Purchase Plan establishes a purchase price equal to 85% of the fair market value of the Company's Common Stock and, therefore, the price for shares issuable under this plan is based upon 85% of the average of the high and low prices of the Common Stock on August 29, 2000 as reported on the NASDAQ.


                                      2

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.   Incorporation of Documents by Reference
------    ---------------------------------------

          iPrint.com, inc., a Delaware corporation (the "Company") hereby incorporates by reference in this registration statement the following documents:

          (a) The Company's latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act") containing audited financial statements for the Company's latest fiscal year ended December 31, 1999, as filed with the Securities and Exchange Commission.

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended ("the Exchange Act") since the end of the fiscal year covered by the registrant document referred to in (a) above.

          (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on February 29, 2000 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities
------    -------------------------

          The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.   Legal Opinion.
------    -------------

          The validity of the shares of Common Stock to be offered hereunder has been passed upon for the Company by Gray Cary Ware & Freidenrich LLP ("GCWF"). As of August 31, 2000, certain attorneys of GCWF owned 78,404 shares of the Common Stock of the Company.

Item 6.   Indemnification of Directors and Officers
------    -----------------------------------------

          Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

          The Company has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Company and its stockholders for monetary damages for breach or


                                      3

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alleged breach of their duty of care. The Bylaws of the Company provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Company's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.   Exemption From Registration Claimed
------    -----------------------------------

          Inapplicable.

Item 8.   Exhibits
------    --------

          See Exhibit Index.

Item 9.   Undertakings
------    ------------

          (a)     Rule 415 Offering
                  -----------------

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


                                      4

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     (b) Filing incorporating subsequent Exchange Act documents by reference
         -------------------------------------------------------------------

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Request for acceleration of effective date or filing of registration statement on Form S-8
         --------------------------------------------------------------------

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                      5


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                                SIGNATURE
                                ---------

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on August 31, 2000.

                             iPrint.com, inc.



                             By: /s/ James P. McCormick
                                 -----------------------------------
                                 James P. McCormick
                                 Chief Financial Officer and Secretary


                                      6

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                             POWER OF ATTORNEY
                             -----------------

     The officers and directors of iPrint.com, inc. whose signatures appear below, hereby constitute and appoint Royal P. Farros and James P. McCormick, and each of them, their true and lawful attorneys and agents, with full power of substitution, with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that said attorney and agent, or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following person in the capacities indicated on August 31, 2000.


SIGNATURE                         TITLE


/s/ Royal P. Farros
-------------------------
Royal P. Farros             President, Chief Executive Officer and Chairman of
                            the Board of Directors (Principal Executive Officer)

/s/ James P. McCormick
-------------------------
James P. McCormick          Chief Financial Officer and Secretary (Principal
                            Financial and Accounting Officer)


-------------------------
Mark Dubovoy                       Director


/s/ Deepak Kamra
-------------------------
Deepak Kamra                       Director



-------------------------
Guy T. Kawasaki                    Director


/s/ J.A. Heidi Roizen
-------------------------
J.A. Heidi Roizen                  Director



                                      7

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                          EXHIBIT INDEX
                          -------------

4.1 Restated Certificate of Incorporation of the Company is incorporated by reference to Exhibit 3.1 to the Company's
      Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 7, 2000 (File No. 333-91841).

4.2   Bylaws of the Company are incorporated by reference to Exhibit
      3.2 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 7, 2000 (File No. 333-91841).

4.3 Agreement and Plan of Merger between iPrint.com, inc., a California corporation, and iPrint.com, inc., a Delaware corporation, is incorporated by reference to Exhibit 2.2 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 7, 2000 (File No. 333-91841).

5     Opinion of Gray, Cary, Ware & Freidenrich, LLP

23.1  Consent of Independent Accountants

23.2  Consent of Counsel (included in Exhibit 5)

24 Power of Attorney (included in signature pages to this registration statement)


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